UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2007, TOUSA, Inc. ("TOUSA") was notified by the New York Stock Exchange (the "NYSE") of TOUSA’s non-compliance with the NYSE’s continued listing standards and that the common stock of TOUSA would be suspended immediately.

TOUSA was previously notified by the NYSE that it had fallen below the NYSE continued listing standard for average closing price of less than $1.00 over a consecutive 30 trading day period. In addition, the NYSE also considered the "abnormally low" trading level of the common stock, which closed at $0.12 on November 15, 2007, with a resultant market capitalization of $7.2 million. Furthermore, TOUSA has fallen below the NYSE’s continued listing standard for average market capitalization of $75 million over a consecutive 30 trading day period and stockholders’ equity of $75 million based on its recently reported results for the quarter ended September 30, 2007.

The NYSE also notified TOUSA that it will also suspend the following NYSE listed debt securities:

TOA10Y TOUSA, INC. 9.000% NTS 7/1/2010
TOA10Z TOUSA, INC. 9.000% NTS 7/1/2010
TOA11 TOUSA, INC. 7.500% NTS 3/15/2011
TOA12 TOUSA, INC. 10.375% NTS 7/1/2012
TOA15 TOUSA, INC. 7.500% NTS 1/15/2015

TOUSA intends to notify the NYSE that it will appeal the determination made by the NYSE.

On November 16, 2007, TOUSA issued a press release describing the notification received from the NYSE described in Item 3.01. The full text of the press release (including the paragraph concerning forward looking statements which also applies to the text in this Item 3.01) is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

TOUSA, Inc. press release dated November 16, 2007 announcing the Company's delisting from the NYSE.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

November 19, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 16, 2007, for TOUSA, Inc.